FOUR CORNERS PROPERTY TRUST, INC.
2015 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR NON-EMPLOYEE DIRECTORS

This Restricted Stock Unit Award Agreement (the “Agreement”) is between Four Corners Property Trust, Inc., a Maryland corporation (the “Company” or “Corporation”), and you, a person notified by the Company, and identified in the Company’s records, as the recipient of an Award of Restricted Stock Units. This Agreement is effective as of the Grant Date communicated to you and set forth in the Company’s records.
The Company wishes to award to you a number of Restricted Stock Units, subject to certain restrictions as provided in this Agreement, in order to carry out the purpose of the Company’s 2015 Omnibus Incentive Plan (the “Plan”).
Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and you hereby agree as follows:
Award of Restricted Stock Units and Dividend Equivalent Rights.
The Company hereby grants to you, effective as of the Grant Date, an Award of Restricted Stock Units for that number of Restricted Stock Units communicated to you and set forth in the Company’s records (the “RSUs”), on the terms and conditions set forth in such communication, this Agreement and the Plan. Each RSU represents the right to receive, subject to the vesting provisions set forth below, one share of Stock.
The Company hereby grants to you an award of Dividend Equivalent Rights with respect to each RSU granted pursuant to this Agreement for all dividends and distributions in cash, Stock or other property which are paid to all or substantially all holders of the outstanding shares of Stock between the Grant Date and the date when the RSU is distributed or paid to you or is forfeited or expires. The Dividend Equivalent Rights award for each RSU shall be equal to the amount of cash and the Fair Market Value of Stock or other property which is paid as a dividend or distribution on one share of Stock. All such Dividend Equivalent Rights shall be credited to you and shall be deemed to be reinvested in additional RSUs as of the date of payment of any such dividend or distribution based on the Fair Market Value of a share of Stock on such date. Each additional RSU which results from such deemed reinvestment of Dividend Equivalent Rights granted hereunder shall be subject to the same vesting, distribution or payment, adjustment and other provisions which apply to the underlying RSU to which such additional RSU relates.
Rights with Respect to the RSUs and Dividend Equivalent Rights.
The RSUs and Dividend Equivalent Rights granted hereunder do not and shall not give you any of the rights and privileges of a shareholder of Stock. Your rights with respect to the RSUs and Dividend Equivalent Rights shall remain forfeitable at all times prior to the date or dates on which such rights become vested, and the restrictions with respect to the RSUs and Dividend Equivalent Rights lapse, in accordance with Sections 3 or 4 hereof.
Vesting.
Subject to the terms and conditions of this Agreement, the RSUs shall vest, and the restrictions with respect to the RSUs shall lapse, on the first anniversary of the Grant Date, subject to Section 4 of this Agreement. Each additional RSU which results from deemed reinvestments of Dividend Equivalent Rights pursuant to Section 1(b) hereof shall vest whenever the underlying RSU to which such additional RSU relates vests.
Early Vesting; Forfeiture.
If your service on the Board terminates other than by reason of your death or Disability (as defined below) prior to the vesting of the RSUs pursuant to Section 3 hereof, your rights to all of the unvested RSUs and Dividend Equivalent Rights shall be immediately and irrevocably forfeited.
If you die prior to the vesting of the RSUs pursuant to Section 3 hereof, then you shall become immediately and unconditionally vested in all RSUs and Dividend Equivalent Rights and the restrictions with respect to all RSUs and Dividend Equivalent Rights shall lapse on the date of your death. No transfer by will or the Applicable Laws of descent and distribution of any RSUs or Dividend Equivalent Rights which vest by reason of your death shall be effective to bind the Company unless the Committee administering the Plan shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.
If you become Disabled (as defined below) prior to the vesting of the RSUs pursuant to Section 3 hereof, then you shall become immediately and unconditionally vested in all RSUs and Dividend Equivalent Rights and the restrictions with respect to all RSUs and Dividend Equivalent Rights shall lapse on the date on which the Committee administering the Plan makes the determination that you are Disabled. For purposes of this Agreement, “Disabled” means you have a disability due to illness or injury which is expected to be permanent in nature and which prevents you from performing the material duties required by your regular occupation, all as determined by the Committee administering the Plan.
Restriction on Transfer.
Except as contemplated by Section 4(b) hereof, none of the RSUs or Dividend Equivalent Rights may be sold, assigned, transferred, pledged, attached or otherwise encumbered, and no attempt to transfer the RSUs or the Dividend Equivalent Rights, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the RSUs or Dividend Equivalent Rights.
Settlement of RSUs and Dividend Equivalent Rights.
No shares of Stock shall be issued to you prior to the date on which the RSUs vest, in accordance with the terms and conditions communicated to you and set forth herein. After the RSUs vest pursuant to Sections 3 or 4 hereof, the Company shall promptly, but no later than 30 days following the applicable vesting date, cause to be issued in your name one share of Stock for each RSU and Dividend Equivalent Right. Notwithstanding the foregoing, you may elect to defer the settlement of the RSUs and Dividend Equivalent Rights beyond the vesting date of the RSUs. Any deferral election must be made in compliance with such rules and procedures as may be established by the Committee administering the Plan.
Distributions and Adjustments. If any RSUs vest subsequent to any change in the number or character of the Stock of the Company (through any stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or otherwise) occurring after the Grant Date, you shall then receive upon such vesting the number and type of securities or other consideration which you would have received if such RSUs had vested prior to the event changing the number or character of the outstanding Stock.
8.    General Provisions.
(a)    Interpretations. This Agreement is subject in all respects to the terms of the Plan. A copy of the Plan is available upon your request. Terms used herein which are defined in the Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Committee administering the Plan, and such determination shall be final, conclusive and binding upon all parties in interest.
(b)    No Right to Board Service. Nothing in this Agreement or the Plan shall be construed as giving you the right to continue to serve on the Board.
(c)    Securities Matters. The Company shall not be required to deliver any shares of Stock until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.
(d)    Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.
(e)    Arbitration. The parties agree that any dispute between the parties regarding this Agreement shall be submitted to binding arbitration in Baltimore, Maryland.
(f)    Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Maryland (without giving effect to the conflict of law principles thereof). Subject to Section 8(e) hereof, you agree that the state and federal courts of Maryland shall have jurisdiction over any litigation between you and the Company regarding this Agreement, and you expressly submit to the exclusive jurisdiction and venue of the federal and state courts sitting in Baltimore County, Maryland.
(g)    Notices. You should send all written notices regarding this Agreement or the Plan to the Company at the following address:
Four Corners Property Trust, Inc.
    591 Redwood Highway
    Suite 1150
Mill Valley, CA 94941
    Attention: General Counsel
(h)    Award Agreement and Related Documents. This Restricted Stock Unit Award Agreement shall have no force or effect unless you have been notified by the Company, and identified in the Company’s records, as the recipient of a Restricted Stock Unit Award grant. You are not required to execute this Agreement, but you will have 60 days from the Grant Date to notify the Company of any issues regarding the terms and conditions of this Agreement; otherwise, you will be deemed to agree with them. In connection with your Restricted Stock Unit grant and this Agreement, the following additional documents were made available to you electronically, and paper copies are available on request directed to the Company’s Compensation Department: (i) the Plan; and (ii) a Prospectus relating to the Plan.

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